SCHEDULE 14C

(RULE 14C-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Check the appropriate box:

[ ]      Preliminary Information Statement

[ ]      Confidential, for Use of the Commission Only (as permitted by

         Rule 14c-5(d)(2))

[X]      Definitive Information Statement

AIRTRAX, INC.

(NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and

    0-11.

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(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed   pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

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[ ] Fee paid previously with preliminary materials

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AIRTRAX, INC.

870B Central Avenue

Hammonton, New Jersey 08037

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the stockholders of AirTrax, Inc., a New Jersey corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's voting capital stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock, no par value ("Common Stock"), and outstanding 5% Voting Preferred Stock, no par value (“Preferred Stock”). The Company's Board of Directors on October 15, 2003, approved and recommended that the Certificate of Incorporation be amended in order to increase the Company's authorized common stock, no par value, from 10,000,000 shares to 20,000,000 shares. A consent of shareholders holding in excess of a majority of the outstanding Voting Capital Stock was executed on November 4, 2003. The proposed Amendment will become effective upon the filing of the Amendment with the New Jersey Secretary of  State. The Company anticipates that the filing of the Amendment will occur on or about November 25, 2003. If the proposed Amendment was not adopted by written consent, it would have been required to be considered by the Company's stockholders at special stockholders' meeting convened for the specific purpose of approving the Amendment.

The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 14A:5-6 of the New Jersey Business Corporations Act (the "NJBCA") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 14A:5-6 of the NJBCA, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors has recommended the increase in the Company's authorized Common Stock from 10,00,000 to 20,000,000 in order to complete its business plan through future financings.

The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company is October 15, 2003 (the "Record Date"). On the Record Date, the Company’s officers and directors and Arcon Corp., a corporation wholly owned by Mr. Peter Amico, the Company’s President (collectively the “Affiliates”) and certain other shareholders, own in the aggregate a majority of the Voting Capital Stock, which includes 275,000 shares of Preferred Stock of the Company held by Arcon Corp. Each share of Preferred Stock is entitled to cast 10 votes on all matters brought for shareholder vote. The Affiliates and such other shareholders gave their written consent to the adoption of the Amendment described in this Information Statement on or about November 4, 2003. The written consent to the Amendment by the majority shareholders becomes effective on upon the filing of the written consent with the Secretary of the Company. The Company will prepare and file a Certificate of Amendment to its Certificate of Incorporation with the State of New Jersey effecting the increase in the Company's authorized common stock. The Company anticipates that the filing of the Amendment will occur on or about November 26, 2003. The date on which this Information Statement was first sent to the stockholders on or about November 6, 2003.

Pursuant to Section 14A:5-6 of the NJBCA, the Company is required to and will provide at least 10 days advance written notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the NJBCA are afforded to the Company's stockholders as a result of the adoption of the Amendment.

OUTSTANDING VOTING STOCK OF THE COMPANY

As of the Record Date, there were 8,460,413 shares of Common Stock and 275,000 shares of Preferred Stock outstanding. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders. Each share of Preferred Stock entitles the holder thereof to 10 votes on all matters submitted to stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

OWNERS AND MANAGEMENT

The  following  table  identifies  as  of the Record Date information regarding  the current directors and executive officers of the Company  and those persons or entities who beneficially own more than 5% of its Common Stock and Preferred Stock of the Company:

Percentage of

    Percentage of

Common Stock

Preferred

Common Stock   Preferred Stock

Beneficially

Voting Stock

Beneficially

    Beneficially

Name(1)

Owned(2)

Rights(3)

Owned(3)

    Owned(3)

Arcon Corp.

2,075,560(4)

2,750,000(5)

 24.5%

    100%

Peter Amico

President and

Chairman

2,075,560(4)

2,750,000(5)

 24.5%

    100%

D. Barney Harris

  191,301(6)

       -0-

   2.3

      -0-

Vice President and

Director

John Watt Jr.

  149,000(7)

       -0-

   1.8%

      -0-

Secretary and

Director

Frank Basile

  137,046(8)

       -0-

   1.6%

     -0-

Director

James Hudson

    75,800(9)

       -0-

   1.0%

     -0-

Director

William Hungerville

  157,650(10)

       -0-

   1.8%

     -0-

All directors

2,786,351(11)

2,750,000

 32.7%

    100%

and executive

officers as a

group (6 persons)

____________________________________________________________________________________________

(1).  The address of each beneficial owner is the address of the Company.

(2).  Based on 8,455,538 shares of common stock outstanding as of the Record Date, except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3).  Based upon 275,000 outstanding shares of preferred stock after giving effect to the 10 for 1 voting rights.

(4).  Represents 1,630,623 shares held by Arcon Corp., a corporation wholly owned by Mr. Amico (“Arcon”), 164,937 shares of common stock held by a third party as collateral for a loan, and 280,000 shares held by Mr. Amico individually, however, excludes common stock that may be issued to Arcon as a dividend on the preferred stock.

(5).  Represents shares held by Arcon Corp.

(6).  Represents 151,301 shares of common stock held individually, 25,000 shares of common stock issuable under his employment agreement, 5,000 shares of common stock issuable upon exercise of director's options for 2002, and 10,000 shares of common stock issuable to the Company’s directors during 2003.

(7).  Represents 34,000 shares of common stock held individually, 100,000 shares held jointly with his spouse, 5,000 shares issuable upon exercise of director’s options for 2002, and 10,000 shares of common stock issuable to the Company’s directors during 2003.

(8).  Represents 90,000 shares held individually, 12,046 shares held by an affiliate, 10,000 shares held by his spouse, 15,000 shares issuable upon exercise of director's options for years 2000, 2001, and 2002, and 10,000 shares of common stock issuable to the Company’s directors during 2003.

(9).  Represents 21,300 shares held individually, 44,500 shares held by an affiliate, and, and 10,000 shares of common stock issuable to the Company’s directors during 2003.

(10). Represents 146,950 shares of common stock held individually, 700 shares held by his spouse and 10,000 shares of common stock issuable to the Company’s directors during 2003.

(11). Includes (4),(6),(7),(8),(9), and (10).

AMENDMENT TO CERTIFICATE TO EFFECT INCREASE

AUTHORIZED SHARES OF CAPITAL STOCK

GENERALLY.

------------

         The Board of Directors of the Company proposes amend paragraph 5 of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, no par value, from 10,000,000 to 20,000,000.

REASONS FOR THE PROPOSED INCREASE IN AUTHORIZED SHARES.

The Company is currently authorized to issue 10,000,000 shares of Common Stock, no par value, of which 8,460,413 shares were issued and outstanding at the close of business on the Record Date. The Company will require additional capital to complete its business plan, which includes the commercialization of its omni-directional forklift. In order to complete the plan, the Company will be required to issue additional shares of its Common Stock. The amendment is being sought solely to augment liquidity, enhance corporate flexibility, and to be more acceptable to the brokerage community and to investors generally. The Company has had discussion with a number of investors and a broker-dealer with respect to the sale of its Common Stock, the Company has no present agreement to issue any additional securities. Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company. The increase in authorized shares of Common Stock, however, may negatively impact existing shareholders. Once the increase is authorized by a majority of shareholders, such shares may be issued with board of director approval and without further shareholder approval. The increase in authorized shares may be dilutive to existing shareholders. Finally, although the proposed increase in authorized shares of Common Stock is not intended thwart any takeover, it may be perceived to be an anti-takeover device.

There can be no assurances, nor can the Board of Directors of the Company predict what effect, if any, these proposed amendments will have on the market price of the Company's Common Stock. The amendments are being sought solely to facilitate addition equity financings of the Company.

NO DISSENTER'S RIGHTS.

Under NJBCA, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendments to the Company's Certificate of Incorporation to increase the authorized Common Stock of the Company.

The complete text of the proposed Amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

November 6, 2003

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Peter Amico

Peter Amico

President and Chairman

Airtrax, Inc.

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EXHIBIT "A"

AIRTRAX, INC.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

The undersigned corporation, organized under the laws of the State of New Jersey, to amend its Certificate of Incorporation in accordance with Chapter 9 of the New Jersey Business Corporation Act, hereby certifies:

FIRST: The name of the Corporation is AIRTRAX, INC.

SECOND: The effect a change in the number of authorized shares of common stock of the Corporation, paragraph 5 of the Certificate of Incorporation of the Corporation is amended to read in its entirety as follows:

The aggregate number of shares which the corporation shall have authority to issue is twenty million five hundred thousand (20,500,000), itemized by classes, par value of shares, shares without par value, and series, if any, within a class, is:

Par value per Share or

       Series

 statement that Shares

      Class

      (if any)

    Number of Shares

   have no par value

    Common

20,000,000

No Par

    Preferred

   500,000

No Par

The relative rights, preferences and limitations of the shares of each class and series (if any), are as follows:

The Board of Directors shall have the authority by vote of the majority of the Shareholders hereof, to assign certain characteristics to all or any part of the Class A Preferred Stock which may be used to acquire capital, restructure the capitalization, maintain voting control, reduce dilution and any other purpose which would be deemed in the best interest of the Shareholders.

THIRD: The shareholders of the corporation adopted this amendment without a meeting pursuant to written consent of the shareholders.

FOURTH: The number of shares entitled to vote were 8,460,413 shares of common stock and 275,000 shares of preferred stock. Each share of preferred stock is entitled to 10 votes per share on all matters brought for a shareholder vote. The total number of voting shares is 11,210,413 after giving effect to the 10 for 1 voting rights of the preferred stock. The number of shares of common stock that voted for the amendment was 2,982,788 and the number of shares of preferred stock that voted for the amendment was 275,000 (or 2,750,000 votes, after giving effect to the 10 for 1 voting rights of the preferred stock), for a total of 5,732,788 votes cast for the amendment. All votes were through written consent.

IN WITNESS WHEREOF, AIRTRAX, INC. has caused its duly authorized officer to execute this Certificate on this the __day of November 2003.

Airtrax, Inc.

_______________

Peter Amico

President

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